EXHIBIT 1

IIJ Announces Amendment to Consolidated Balance Sheets as of March 31, 2008

TOKYO, May 26, 2008 (PRIME NEWSWIRE) -- Internet Initiative Japan Inc. ("IIJ") (Nasdaq:IIJI) (TSE1:3774) today announced that it has amended part of the consolidated balance sheets in its FY2007 consolidated financial results (unaudited), which were announced on May 15, 2008.

IIJ's amendment reduces "Other current liabilities" by JPY110,415 thousand and increases "Other noncurrent liabilities" by the same amount in its consolidated balance sheets as of March 31, 2008.

This amendment is limited to "Other current liabilities" and "Other noncurrent liabilities" in IIJ's consolidated balance sheets as of March 31, 2008, and therefore it does not affect its consolidated statements of income, or "Assets," "Total liabilities" and "Shareholder's equity" in its consolidated balance sheets, consolidated statements of shareholder's equity and consolidated statements of cash flows, as of March 31, 2008. It also does not affect its non-consolidated financial statements of FY2007.

The figures underlined are amended.

 (Before amendment)
 ---------------------------------------------------------------------
                                        As of March 31, 2008
 ---------------------------------------------------------------------
                                Thousands         Thousands
                                 of U.S.            of
                                 Dollars            JPY            %
 ---------------------------------------------------------------------
 LIABILITIES AND SHAREHOLDERS' EQUITY
 CURRENT LIABILITIES:
                   (omitted)
   Other current liabilities       25,315         2,527,677
                                   ------         ---------
                           --------------------------------
     Total current liabilities    240,705        24,034,437       43.1
                                  -------        ----------       ----
                   (omitted)
 OTHER NONCURRENT
  LIABILITIES                       5,538           552,984        1.0
                                    -----           -------        ---
                           --------------------------------
     Total Liabilities            304,734        30,427,731       54.6
                           --------------------------------
                   (omitted)
                           --------------------------------
 TOTAL                            557,862        55,702,546      100.0
                           --------------------------------
 ---------------------------------------------------------------------

 (After amendment)
 ---------------------------------------------------------------------
                                    As of March 31, 2008
 ---------------------------------------------------------------------
                              Thousands          Thousands
                               of U.S.              of
                               Dollars             JPY            %
 ---------------------------------------------------------------------
 LIABILITIES AND SHAREHOLDERS' EQUITY
 CURRENT LIABILITIES:
                   (omitted)
   Other current liabilities       24,209         2,417,262
                                   ------         ---------
                           --------------------------------
     Total current liabilities    239,600        23,924,022       42.9
                                  -------        ----------       ----
                   (omitted)
 OTHER NONCURRENT
  LIABILITIES                       6,644           663,399        1.2
                                    -----           -------        ---
                           --------------------------------
     Total Liabilities            304,734        30,427,731       54.6
                           --------------------------------
                   (omitted)
                           --------------------------------
 TOTAL                            557,862        55,702,546      100.0
                           --------------------------------
 --------------------------------------------------------------------

About IIJ

Founded in 1992, Internet Initiative Japan Inc. ("IIJ") (Nasdaq:IIJI)(TSE1:3774) is one of Japan's leading Internet-access and comprehensive network solutions providers. IIJ and its group of companies provide total network solutions that mainly cater to high-end corporate customers. The company's services include high-quality systems integration and security services, Internet access, hosting/housing, and content design. Moreover, the company has built one of the largest Internet backbone networks in Japan, and between Japan and the United States. IIJ was listed on NASDAQ in 1999 and on the First Section of the Tokyo Stock Exchange in 2006. For more information about IIJ, visit the IIJ Web site at http://www.iij.ad.jp/en/.

The Internet Initiative Japan Inc. logo is available at http://www.primenewswire.com/newsroom/prs/?pkgid=4613

The statements within this release contain forward-looking statements about our future plans that involve risk and uncertainty. These statements may differ materially from actual future events or results. Readers are referred to the documents furnished by Internet Initiative Japan Inc. with the SEC, specifically the most recent reports on Forms 20-F and 6-K, which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements.

CONTACT: IIJ
         Investor Relations
         +81-3-5259-6500
         ir@iij.ad.jp
         http://www.iij.ad.jp/